UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 14, 2010

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                     Submission of Matters to a Vote of Security Holders.

As previously disclosed on February 1, 2010, Seagate Technology (“Seagate” or the “Company”) decided to move its place of incorporation from the Cayman Islands to Ireland pursuant to a scheme of arrangement (the “Scheme of Arrangement”) under Cayman Islands law, which, upon effectiveness, will result in a newly formed Irish public limited company (“Seagate-Ireland”) serving as the publicly traded parent of the Seagate group of companies.

On April 14, 2010, Seagate held a special court-ordered meeting of its common shareholders (the “Special Scheme Meeting”) and an extraordinary general meeting of its common shareholders (the “Extraordinary General Meeting”) as described in the proxy statement filed by the Company with the Securities and Exchange Commission on March 5, 2010 (the “Proxy Statement”). A quorum was present at both the Special Scheme Meeting and the Extraordinary General Meeting as required by the Company’s memorandum and articles of association and Cayman Islands law. The following is a brief description of each matter voted upon at each of the Special Scheme Meeting and the Extraordinary General Meeting and a statement of the number of votes cast for or against and the number of abstentions with respect to each matter.

Matter	For	Against	Abstain
Special Scheme Meeting
Approval of the Scheme of Arrangement attached as Annex A to the Proxy Statement	374,482,962	639,967	437,133

Extraordinary General Meeting
Approval of the cancellation of the Company’s share capital, which is necessary in order to effect the Scheme of Arrangement and is a condition to proceeding with the Scheme of Arrangement	374,576,671	582,335	401,056

Approval of the creation of “distributable reserves” of Seagate-Ireland which are required under Irish law in order to permit the payment of dividends and repurchase or redeem shares following the transaction. Approval of the proposal to create distributable reserves is not a condition to proceeding with the Scheme of Arrangement	374,690,413	490,032	379,617

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY

By:	/s/ PATRICK J. O’MALLEY
Name:	Patrick J. O’Malley
Title:	Executive Vice President and Chief Financial Officer

Date: April 16, 2010

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